EXHIBIT 11


                          IMAGE SENSING SYSTEMS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                              Three Month Period Ended        Nine Month Period Ended
                                                    September 30                   September 30
                                              ------------------------       --------------------------
                                                  1997         1996             1997            1996
                                              ------------------------       --------------------------
PRIMARY NET INCOME (LOSS) PER SHARE
Weighted average share outstanding             2,475,625     2,475,000        2,475,211       2,475,000

Net effect of dilutive stock options -
based on the treasury stock method                20,417                         17,852
                                              ------------------------       --------------------------
                                               2,496,042     2,475,000        2,493,063       2,475,000
                                              ========================       ==========================

Net income (loss)                             $  220,000    $ (249,000)      $  482,000     $(1,124,000)
                                              ========================       ==========================

Primary net income (loss) per share           $     0.09    $    (0.10)      $     0.19     $     (0.45)
                                              ========================       ==========================

FULLY DILUTED NET INCOME (LOSS) PER SHARE:
Weighted average share outstanding             2,475,625     2,475,000        2,475,211       2,475,000

Net effect of dilutive stock options -
based on the treasury stock method                37,900                         34,347
                                              ------------------------       --------------------------
                                               2,513,525     2,475,000        2,509,558       2,475,000
                                              ========================       ==========================

Net income (loss)                             $  220,000    $ (249,000)      $  482,000     $(1,124,000)
                                              ========================       ==========================

Fully diluted net income (loss) per share     $     0.09    $    (0.10)      $     0.19     $     (0.45)
                                              ========================       ==========================